Exhibit 99.1

Contacts
DASAN Zhone Investor Relations:	DASAN Zhone Public Relations:
Tel: +1 510.777.7013	Tel: +1 760.814.8194
Fax: +1 510.777.7001	E: carla.vallone@portavocepr.com
E: investor-relations@zhone.com

DASAN Zhone Solutions Reports Fourth Quarter 2016 Financial Results

Oakland, CA – February 21, 2017 - DASAN Zhone Solutions, Inc. (NASDAQ: DZSI or the Company), a global leader in fiber access transformation for enterprise and service provider networks, today reported its financial results for the quarter ended December 31, 2016.

Revenue for the fourth quarter of 2016 was $59.2 million compared to $31.6 million for the third quarter of 2016 and $46.7 million for the fourth quarter of 2015. Net loss for the fourth quarter of 2016, calculated in accordance with generally accepted accounting principles (“GAAP”), was $5.3 million or $0.07 per share compared with net loss of $5.0 million or $0.09 per share for the third quarter of 2016 and net income of $2.0 million or $0.04 per share for the fourth quarter of 2015. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA loss of $0.5 million for the fourth quarter of 2016, compared to an adjusted EBITDA loss of $3.4 million for the third quarter of 2016 and an adjusted EBITDA income of $2.1 million for the fourth quarter of 2015.

Cash and cash equivalents at December 31, 2016 was $17.9 million compared to $10.0 million at December 31, 2015.

DASAN Zhone Solutions will conduct a conference call and audio webcast to discuss further details of its fourth quarter 2016 results at approximately 2:00 p.m. PT / 5:00 p.m. ET on Tuesday, February 21, 2017. This call is open to the public by dialing +1 (888) 306-9369 for U.S. callers, and +1 (503) 406-4059 for international callers, and then providing passcode 63172138. The audio webcast will be simultaneously available on the Investor Relations section of DASAN Zhone Solution's website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (855) 859-2056 for U.S. callers, and +1 (404) 537-3406 for international callers and then entering passcode 63172138. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures
To supplement DASAN Zhone's consolidated financial statements presented in accordance with GAAP, DASAN Zhone uses adjusted EBITDA, a non-GAAP measure DASAN Zhone believes is appropriate to enhance an overall understanding of DASAN Zhone's past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company's operational performance, including the Company's ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management's internal comparisons to the Company's historical operating results and comparisons to competitors' operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net income calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss).
About DASAN Zhone Solutions
DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) is a global leader in broad-based network access solutions. The company provides solutions in five major product areas including broadband access, Ethernet switching, mobile backhaul, passive optical LAN (POL) and software defined networks (SDN). More than 750 of the world’s most innovative network operators, service providers and enterprises turn to DASAN Zhone Solutions for fiber access transformation. The IP Zhone is the only solution that enables service providers to build the network of the future today, supporting end-to-end voice, data, entertainment, social media, business, mobile backhaul and mobility service. DASAN Zhone Solutions is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. DASAN Zhone is headquartered in Oakland, California.

DASAN Zhone Solutions, the DASAN Zhone Solutions logo, and al DASAN Zhone product names are trademarks of DASAN Zhone Solutions, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company's products; intense competition in the communications equipment market; the Company's ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company's SEC filings available at www.sec.gov, including without limitation, the Company's most recent reports on Forms 10-K, 10-Q and 8-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
Net revenue	$59,196	$31,574	$46,686	$151,861	$140,025
Cost of revenue:
Products and services	41,123	22,603	34,099	110,030	103,386
Amortization of intangible assets	153	51	—	204	—
Gross profit	17,920	8,920	12,587	41,627	36,639
Operating expenses:
Research and product development (1)	9,565	5,885	4,785	25,146	21,331
Selling, general and administrative (1)	9,938	8,055	5,465	26,698	17,919
Amortization of intangible assets	1,308	251	—	1,556	4
Gain from sale of assets	(304)	—	—	(304)	—
Total operating expenses	20,507	14,191	10,250	53,096	39,254
Operating loss	(2,587)	(5,271)	2,337	(11,469)	(2,615)
Interest expense, net	(184)	(173)	(110)	(647)	(396)
Other income (expense) , net	(120)	(193)	(501)	(250)	279
Income (expense) before income taxes	(2,891)	(5,637)	1,726	(12,366)	(2,732)
Income tax expense (benefit)	2,443	(610)	(248)	1,402	232
Net income (loss)	$(5,334)	$(5,027)	$1,974	$(13,768)	$(2,964)
Less: Net loss attributable to the non-controlling interests	15	(213)	—	(2)	—
Net loss attributable to DASAN Zhone Solutions, Inc.	(5,349)	(4,814)	1,974	(13,766)	(2,964)
Foreign currency translation adjustments	(3,817)	2,331	(2,907)	(1,085)	(2,800)
Comprehensive loss	$(9,151)	$(2,696)	$(933)	$(14,853)	$(5,764)
Less: Comprehensive income attributable to the non-controlling interests	(48)	(211)	—	1	—
Comprehensive loss attributable to DASAN Zhone Solutions, Inc.	$(9,103)	$(2,485)	$(933)	$(14,854)	$(5,764)
Basic and diluted net (loss) income per share	$(0.07)	$(0.09)	$0.04	$0.24	$(0.06)
Weighted average shares outstanding used to compute basic and diluted net (loss) income per share	81,874	55,693	46,654	58,183	46,569
(1) Amounts include stock-based compensation costs as follows:
Research and product development	12	3	—	15	—
Selling, general and administrative	196	125	—	321	—
	$208	$128	$—	$336	$—
GAAP net income (loss)	$(5,334)	$(5,027)	$1,974	$(13,768)	$(2,964)
Stock-based compensation	208	128	—	336	—
Interest expense, net	184	173	110	647	396
Income taxes	2,443	(610)	(248)	1,402	232
Depreciation and amortization	2,024	628	292	3,189	1,404
Merger transaction costs	—	1,273	—	1,273	—
Non-GAAP Adjusted EBITDA (loss) income	$(475)	$(3,435)	$2,128	$(6,921)	$(932)

DASAN ZHONE SOLUTIONS, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par value)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$17,893	$10,015
Restricted cash	6,650	3,844
Short-term investments	993	—
Accounts receivable, net	52,799	32,728
Other receivables	12,286	13,010
Current deferred income tax assets	85	327
Inventories, net	29,553	13,900
Prepaid expenses and other current assets	4,171	951
Total current assets	124,430	74,775
Property and equipment, net	6,288	2,251
Goodwill	3,513	—
Intangible assets, net	8,767	696
Non-current deferred income tax assets	—	1,058
Other assets	4,254	4,811
Total assets	$147,252	$83,591
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,415	$14,936
Short-term debt	17,599	21,848
Accrued and other liabilities	21,484	4,467
Total current liabilities	69,498	41,251
Long-term debt	5,000	—
Other long-term liabilities	4,004	510
Total liabilities	78,502	41,761
Stockholders’ equity:
Common stock	82	47
Additional paid-in capital	89,109	47,642
Other comprehensive loss	(2,870)	(1,775)
Accumulated deficit	(17,987)	(4,222)
Non-controlling interest	416	138
Total stockholders’ equity	68,750	41,830
Total liabilities and stockholders’ equity	$147,252	$83,591